Exhibit 10.3

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE PRE-FUNDED WARRANT
ADVENT TECHNOLOGIES HOLDINGS, INC.

Shares of Pre-funded Warrant Stock:130,000	Grant Date: August 28, 2025

THIS COMMON STOCK PURCHASE PRE-FUNDED WARRANT (the “Pre-funded Warrant”) certifies that, for value received, Hudson Global Ventures, LLC, a Nevada limited liability company, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after August 28, 2025 (the “Grant Date”), to subscribe for and purchase from ADVENT TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the “Company”), up to (as subject to adjustment hereunder, one hundred thirty thousand shares (130,000) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”). The purchase price of one share of Common Stock under this Pre-funded Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of August 28, 2025, by and among the Company and the investors signatory thereto.

Section 2. Exercise.

a) Exercise of Pre-funded Warrant. Exercise of the purchase rights represented by this Pre-funded Warrant may be made, in whole or in part, at any time or times on or after the Grant Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i)) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the shares of Pre-funded Warrant Stock specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Pre-funded Warrant to the Company until the Holder has purchased all of the shares of Pre-funded Warrant Stock available hereunder and the Pre-funded Warrant has been exercised in

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full, in which case, the Holder shall surrender this Pre-funded Warrant to the Company for cancellation within two (2) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Pre-funded Warrant resulting in purchases of a portion of the total number of shares of Pre-funded Warrant Stock available hereunder shall have the effect of lowering the outstanding number of shares of Pre-funded Warrant Stock purchasable hereunder in an amount equal to the applicable number of shares of Pre-funded Warrant Stock purchased. The Holder and the Company shall maintain records showing the number of shares of Pre-funded Warrant Stock purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Pre-funded Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the shares of Pre-funded Warrant Stock hereunder, the number of shares of Pre-funded Warrant Stock available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The “Exercise Price” under this Pre-funded Warrant, subject to adjustment as provided herein, shall be equal to US$0.0001 per share of Common Stock.

c) Cashless Exercise. If at any time following the date which is six months after the Issuance Date (“Registration Deadline”), there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Pre-funded Warrant Stock by the Holder (a “Registration Default”), then this Pre-funded Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of shares of Pre-funded Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Pre-funded Warrant, as adjusted hereunder; and

(X) =	the number of shares of Pre-funded Warrant Stock that would be issuable upon exercise of this Pre-funded Warrant in accordance with the terms of this Pre-funded Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If shares of Pre-funded Warrant Stock are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the shares of Pre-funded Warrant Stock shall take on the characteristics of the Pre-funded Warrants being exercised, and the holding period of the shares of Pre-funded Warrant Stock being issued may be tacked on to the holding period of this Pre-funded Warrant. The Company agrees not to take any position contrary to this Section 2(c).

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is traded on OTCQX® Best Market (“OTCQX”) or OTCQB® Venture Market (“OTCQB”), the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQX or OTCQB, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQX or OTCQB and if prices for the Common Stock are then reported on the OTCID™ Basic Market published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor, the fees and expenses of which shall be paid by the Company.

d) Mechanics of Exercise.

i. Delivery of shares of Pre-funded Warrant Stock Upon Exercise. The Company shall cause the shares of Pre-funded Warrant Stock purchased hereunder to be transmitted by the Transfer Agent to the Holder if the Company is then a participant in the Deposit and Withdrawal at Custodian service (“DWAC”) of the Depository Trust Company (“DTC”) and either (A) there is an effective registration statement permitting the issuance of the shares of Pre-funded Warrant Stock to or resale of the shares of Pre-funded Warrant Stock by the Holder or (B) the shares of Pre-funded Warrant Stock are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Pre-funded Warrant s), then, such transmission, at the request of the Holder shall be (i) to the third-party purchaser in the resale thereof by the Holder or (ii) by crediting the account of the Holder’s (or its designee’s) broker with DTC through its DWAC system as instructed by the Holder (or its designee), in which case such shares of Pre-funded Warrant Stock (x) shall only be used by such broker to deliver such shares of Pre-funded Warrant Stock to DTC for the purpose of settling the Holder’s share delivery obligations with respect to the sale of such shares of Pre-funded Warrant Stock, which may include delivery to other accounts of such broker and inclusion in the number of shares of Pre-funded Warrant Stock delivered by that broker in “net settling” that broker’s trading of shares of Pre-funded Warrant Stock, including its positions with the brokers of the respective persons who purchase such shares of Pre-funded Warrant Stock from the Holder, and (y) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the 1933 Act until so delivered, and, otherwise, such transmission shall be by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Pre-funded Warrant Stock to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company, and (iii) the number of Trading Days comprising the

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Standard Settlement Period after the delivery to the Company of the Notice of Exercise and aggregate Exercise Price (if not a cashless exercise) (such date, the “Pre-funded Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate (but not Rule 144) purposes to have become the holder of record of the shares of Pre-funded Warrant Stock with respect to which this Pre-funded Warrant has been exercised, irrespective of the date of delivery of the shares of Pre-funded Warrant Stock, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Company prior to the Holder becoming the holder of record of the shares of Pre-funded Warrant Stock. If the Company fails for any reason to deliver to the Holder the shares of Pre-funded Warrant Stock subject to a Notice of Exercise by the Pre-funded Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each US$1,000.00 of shares of Pre-funded Warrant Stock subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), US$10.00 per Trading Day (increasing to US$20.00 per Trading Day on the third (3rd) Trading Day the Pre-funded Warrant Share Delivery Date) for each Trading Day after such Pre-funded Warrant Share Delivery Date until such shares of Pre-funded Warrant Stock are delivered or Holder rescinds such exercise; provided that the maximum amount of liquidated damages payable pursuant to this section shall not exceed US$100.00 for each US$1,000.00 of shares of Pre-funded Warrant Stock. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Pre-funded Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Pre-funded Warrants Upon Exercise. If this Pre-funded Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Pre-funded Warrant certificate, at the time of delivery of the shares of Pre-funded Warrant Stock, deliver to the Holder a new Pre-funded Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Pre-funded Warrant Stock called for by this Pre-funded Warrant, which new Pre-funded Warrant shall in all other respects be identical with this Pre-funded Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the shares of Pre-funded Warrant Stock pursuant to Section 2(d)(i) by the Pre-funded Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv. Compensation for Buy-In on Failure to Timely Deliver shares of Pre-funded Warrant Stock Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the shares of Pre-funded Warrant Stock in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Pre-funded Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Pre-funded Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the number of shares of Pre-funded Warrant Stock that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Pre-funded Warrant and equivalent number of shares of Pre-funded Warrant Stock for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of US$11,000.00 to cover a Buy-In with respect to an attempted exercise of Common Stock with an aggregate sale price giving rise to such purchase obligation of US$10,000.00, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder US$1,000.00. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of the Pre-funded Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Pre-funded Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi. Charges, Taxes and Expenses. Issuance of shares of Pre-funded Warrant Stock shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares of Pre-funded Warrant Stock, all of which taxes and expenses shall be paid by the Company, and such shares of Pre-funded Warrant Stock shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that shares of Pre-funded Warrant Stock are to be issued in a name other than the name of the Holder, this Pre-funded Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the shares of Pre-funded Warrant Stock. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for removal of restrictive legends on shares of Pre-funded Warrant Stock.

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vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Pre-funded Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Pre-funded Warrant, and a Holder shall not have the right to exercise any portion of this Pre-funded Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Pre-funded Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Pre-funded Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Pre-funded Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Pre-funded Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Pre-funded Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Pre-funded Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Pre-funded Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of this Pre-funded Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this S8ection 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock upon exercise of this Pre-funded Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Pre-funded Warrant.

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f) Trading Market Regulation. The Company shall not issue any shares of Common Stock upon the exercise of this Pre-funded Warrant that (taken together with the issuance of such shares upon the conversion of the Note sold and issued in connection with the grant of this Pre-funded Warrant) would exceed the aggregate number of shares of Common Stock that the Company may issue upon exercise or conversion or otherwise pursuant to the terms of the Notes and this Pre-funded Warrant without breaching the Company’s obligations under the rules or regulations of the Trading market (the number of shares that may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Trading market for issuances of shares of Common Stock in excess of the Exchange Cap or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, that opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Holder shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or any of this Pre-funded Warrant or otherwise pursuant to the terms of the Notes or this Pre-funded Warrant, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Grant Date multiplied by (ii) the quotient of the original principal amount of the Note issued to such Holder pursuant to the Purchase Agreement on the Closing Date (as defined in the Purchase Agreement). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Pre-funded Warrant s, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap with respect to such portion of such Pre-funded Warrant so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap so allocated to such transferee. At any time after the Issuance Date, in the event that the Company is then prohibited from issuing any shares of Common Stock pursuant to this Section 2(f) or for any other reason as prescribed by the Commission or the Trading Market (or such applicable Eligible Market in that the Common Stock of the Company is then principally trading) (the “Exchange Cap Shares”), in lieu of issuing and delivering such Exchange Cap Shares to the Holder, the Company shall pay cash to the Holder in exchange for the cancellation of such portion of this Pre-funded Warrant exercisable into such Exchange Cap Shares (the “Exchange Cap Payment Amount”) at a price equal to the sum of (x) the product of (A) such number of Exchange Cap Shares and (B) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such payment under this Section 2(f) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Pre-funded Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Stock or any other equity or equity equivalent securities payable in Common Stock (which, for avoidance of doubt, shall not include any Common Stock issued by the Company upon exercise of this Pre-funded Warrant), (ii) subdivides outstanding Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Stock into a smaller number of shares or (iv) issues by reclassification of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Pre-funded Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Pre-funded Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

b) Adjustment Upon Issuance of Common Stock. If and whenever on or after the date hereof, the Company issues or sells, or in accordance with this Section 3 is deemed to have issued or sold, any Common Stock (including the issuance or sale of Common Stock owned or held by or for the account of the Company, but excluding any issuance of Exempted Securities (except for issuances under clause (d) of the definition of Exempted Securities in the Purchase Agreement) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than the Exercise Price then in effect (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to the New Issuance Price and the number of shares of Pre-funded Warrant Stock issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. For the avoidance of doubt, the aggregate Exercise Price prior to such adjustment is calculated as follows: the total number of shares of Pre-funded Warrant Stock issuable upon exercise of this Pre-funded Warrant immediately prior to such adjustment (without regard to the Beneficial Ownership Limitation) multiplied by the Exercise Price in effect immediately prior to such adjustment divided by the New Issuance Price (the aforementioned adjustment of the total number of shares of Pre-funded Warrant Stock shall be referred to herein as the “Share Amount Adjustment”). By way of example, if E is the total number of shares of Pre-funded Warrant Stock issuable upon exercise of this Pre-funded Warrant immediately prior to such adjustment (without regard to the Beneficial Ownership Limitation), F is the Exercise Price in effect immediately prior to such adjustment, and G is the New Issuance Price, the adjustment to the number of shares of Pre-funded Warrant Stock can be expressed in the following formula: Total number of shares of Pre-funded Warrant Stock after such Dilutive Issuance = the number obtained from dividing [E x F] by G; provided, however, that an adjustment of the Exercise Price pursuant to this Section 3(b) shall not result in an Exercise Price which is higher than the Exercise Price prior to such adjustment. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 3(b)), the following shall be applicable:

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i. Issuance of Common Stock Equivalents. If the Company in any manner issues or sells any Common Stock Equivalents (other than Common Stock Equivalents that qualify as Exempted Securities (except for issuances under clause (d) of the definition of Exempted Securities in the Purchase Agreement)) and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Common Stock Equivalents for such price per share. For the purposes of this Section 3(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Stock Equivalent and upon conversion, exercise or exchange of such Common Stock Equivalent and (y) the lowest conversion price set forth in such Common Stock Equivalent for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other Person) upon the issuance or sale of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents, and if any such issue or sale of such Common Stock Equivalents is made upon exercise of any options for which adjustment of this Pre-funded Warrant has been or is to be made pursuant to other provisions of this Section 3(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

ii. Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any options, the additional consideration, if any, payable upon the issue, conversion, exercise, or exchange of any Common Stock Equivalents, or the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such options or Common Stock Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3, if the terms of any option or Common Stock Equivalent that was outstanding as of the date of issuance of this Pre-funded Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such option or Common Stock Equivalent and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3 shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

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iii. Calculation of Consideration Received. If any option and/or Common Stock Equivalent and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such option and/or Common Stock Equivalent and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction, the consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued in such integrated transaction (or was deemed to be issued pursuant to Section 3(b)(i) or 3(b)(ii) above, as applicable) solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such option, if any, (II) the fair market value (as determined by the Holder) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Common Stock Equivalent, if any, in each case, as determined on a per share basis in accordance with this Section 3(b)(iii). If any Common Stock, options, or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, option, or Common Stock Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any Common Stock, options or Common Stock Equivalents are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Common Stock, option or Common Stock Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Common Stock, options or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity (for the purpose of determining the consideration paid for such Common Stock, option or Common Stock Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non- surviving entity as is attributable to such Common Stock, options or Common Stock Equivalents, as the case may be. The fair value of any consideration other than cash or publicly traded securities (for the purpose of determining the consideration paid for such Common Stock, option, or Common Stock Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

iv. For the avoidance of doubt, the number of shares issuable upon exercise of this Pre-funded Warrant shall not be proportionately adjusted nor shall the aggregate Exercise Price of this Pre-funded Warrant be adjusted as a result of the Business Combination Transaction.

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c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, Pre-funded Warrant s, securities, or other property pro-rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Pre-funded Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock is to be determined for the grant, issue or sale of such Purchase Rights; provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.

d) Pro-rata Distributions. During such time as this Pre-funded Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Pre-funded Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Pre-funded Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Stock is to be determined for the participation in such Distribution; provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.

e) Fundamental Transaction. If, at any time while this Pre-funded Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or

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affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, upon any subsequent exercise of this Pre-funded Warrant, the Holder shall have the right to receive, for each Pre-funded Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Pre-funded Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Pre-funded Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Pre-funded Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Pre-funded Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Pre-funded Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Pre-funded Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Pre-funded Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Pre-funded Warrant (without regard to any limitations on the exercise of this Pre-funded Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Pre-funded Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Pre-funded Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Pre-funded Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of shares of Pre-funded Warrant Stock and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or Pre-funded Warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Pre-funded Warrant Register of the Company, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or Pre-funded Warrant s, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or Pre-funded Warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Pre-funded Warrant constitutes, or contains, material, on-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Pre-funded Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Exchange Cap Limitation. For purposes of clarity, no such adjustments in Section 3 shall result in the issuance of shares pursuant to the exercise of this Pre-funded Warrant which would result in the violation of the Exchange Cap.

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Section 4. Transfer of Pre-funded Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1, this Pre-funded Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Pre-funded Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Pre-funded Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Pre-funded Warrant or Pre-funded Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Pre-funded Warrant evidencing the portion of this Pre-funded Warrant not so assigned, and this Pre-funded Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Pre-funded Warrant to the Company unless the Holder has assigned this Pre-funded Warrant in full, in which case, the Holder shall surrender this Pre-funded Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Pre-funded Warrant in full. The Pre-funded Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of shares of Pre-funded Warrant Stock without having a new Pre-funded Warrant issued.

b) New Pre-funded Warrant s. This Pre-funded Warrant may be divided or combined with other Pre-funded Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Pre-funded Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Pre-funded Warrant or Pre-funded Warrants in exchange for the Pre-funded Warrant or Pre-funded Warrants to be divided or combined in accordance with such notice. All Pre-funded Warrants issued on transfers or exchanges shall be dated the Grant Date and shall be identical with this Pre-funded Warrant except as to the number of shares of Pre-funded Warrant Stock issuable pursuant thereto.

c) Pre-funded Warrant Register. The Company shall register this Pre-funded Warrant, upon records to be maintained by the Company for that purpose (the “Pre-funded Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Pre-funded Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Pre-funded Warrant in connection with any transfer of this Pre-funded Warrant, the transfer of this Pre-funded Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Pre-funded Warrant, as the case may be, comply with the provisions of Section 5.1 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and Pre-funded Warrants that it is acquiring this Pre-funded Warrant and, upon any exercise hereof, will acquire the shares of Pre-funded Warrant Stock issuable upon such exercise, for its own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Pre-funded Warrant and, upon any exercise hereof, the shares of Pre-funded Warrant Stock issuable upon such exercise, in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. This Pre-funded Warrant, any Pre-funded Warrant issued in substitution or replacement therefor, and any shares of Pre-funded Warrant Stock issuable upon such exercise hereof or thereof, shall be stamped or imprinted with a legend in substantially the following form:

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“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Pre-funded Warrant does not entitle the Holder to any voting rights, dividends, or other rights as a stockholder of the Company prior to the exercise hereof.

b) Loss, Theft, Destruction, or Mutilation of Pre-funded Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Pre-funded Warrant or any stock certificate relating to the shares of Pre-funded Warrant Stock, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Pre-funded Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Pre-funded Warrant or stock certificate, if mutilated, the Company will make and deliver a new Pre-funded Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Pre-funded Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Pre-funded Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares of Pre-funded Warrant Stock upon the exercise of any purchase rights under this Pre-funded Warrant. The Company further covenants that its issuance of this Pre-funded Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary shares of Pre-funded Warrant Stock upon the exercise of the purchase rights under this Pre-funded Warrant. The Company will take all such reasonable action as may be necessary

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to assure that such shares of Pre-funded Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all shares of Pre-funded Warrant Stock which may be issued upon the exercise of the purchase rights represented by this Pre-funded Warrant will, upon exercise of the purchase rights represented by this Pre-funded Warrant and payment for such shares of Pre-funded Warrant Stock in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Pre-funded Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Pre-funded Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Pre-funded Warrant Stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Pre-funded Warrant Stock upon the exercise of this Pre-funded Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Pre-funded Warrant.

Before taking any action which would result in an adjustment in the number of shares of Pre-funded Warrant Stock for which this Pre-funded Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement, and interpretation of this Pre-funded Warrant shall be determined in accordance with the provisions of the Purchase Agreement. All questions concerning the construction, validity, enforcement, and interpretation of this Pre-funded Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Pre-funded Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Las Vegas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Las Vegas, County of Clark for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Pre-funded Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Pre-funded Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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f) Restrictions. The Holder acknowledges that the shares of Pre-funded Warrant Stock acquired upon the exercise of this Pre-funded Warrant, if not registered and the Holder does not utilize cashless exercise after six months from the date hereof, may have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers, or remedies. Without limiting any other provision of this Pre-funded Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Pre-funded Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holders by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Pre-funded Warrant to purchase shares of Pre-funded Warrant Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Pre-funded Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Pre-funded Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Pre-funded Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Pre-funded Warrant are intended to be for the benefit of any Holder from time to time of this Pre-funded Warrant and shall be enforceable by the Holder or holder of shares of Pre-funded Warrant Stock.

l) Amendment; Waivers. Any modifications, amendments, or waivers of the provisions hereof shall be subject to Section 11.9 of the Purchase Agreement.

m) Severability. Wherever possible, each provision of this Pre-funded Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pre-funded Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Pre-funded Warrant

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n) Headings. The headings used in this Pre-funded Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Pre-funded Warrant.

o) Terms of Future Securities. So long as this Pre-funded Warrant is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Pre-funded Warrant, then the Company shall notify the Holder of such additional or more favorable term and, at Holder’s option, the Company shall use its best efforts to cause such additional or more favorable term to become a part of this Pre-funded Warrant with the Holder (irrespective of whether the Company provided the notification or not). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing anti-dilution protections, stock sale price, private placement price per share, and Pre-funded Warrant coverage.

p) Equal Treatment of Holders. No consideration (including any modification of this Pre-funded Warrant) shall be offered or paid to any Person (as such term is defined in the Purchase Agreement) to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered to all of the Holders. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the Pre-funded Warrants or the Common Stock issuable upon exercise of the Pre-funded Warrants.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Pre-funded Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ADVENT TECHNOLOGIES HOLDINGS, INC.

By:
Gary Herman
Chief Executive Officer

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NOTICE OF EXERCISE

TO: ________________

(1) The undersigned hereby elects to purchase ___________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	if permitted the cancellation of such number of shares of Warrant Stock as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of shares of Warrant Stock purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

The shares of Warrant Stock shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

NAME OF INVESTING ENTITY:

Signature of Authorized Signatory of Investing Entity:

Name and Title of Authorized Signatory

Date

NOTICE OF EXERCISE

ADN Advent Technologies Holdings - Hudson Pre-funded Warrant Agreement August 2025.1	20

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
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Address:

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Phone Number:
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Email Address:	(Please Print)

Dated: _____________, ______

Holder’s Signature:

Holder’s Address:

ASSIGNMENT FORM

ADN Advent Technologies Holdings - Hudson Pre-funded Warrant Agreement August 2025.1	21